EXHIBIT 10.73

THIRD AMENDMENT TO CUPERTINO CITY CENTER NET OFFICE LEASE

THIS THIRD AMENDMENT TO CUPERTINO CITY CENTER NET OFFICE LEASE (this “Third Amendment”) is made and entered into as of this _11th__ day of _July_, 2008 (the “Effective Date”) by and between CUPERTINO CITY CENTER BUILDINGS, a California limited partnership (“Lessor”), and CHORDIANT SOFTWARE, INC., a Delaware corporation (“Lessee”).

RECITALS:

A. Lessor and Lessee entered into that certain Cupertino City Center Net Office Lease dated June 19, 1998 (the “Original Lease”), as amended by that certain First Amendment to Cupertino City Center Net Office Lease dated December 31, 2003 (the “First Amendment”), as amended by that certain Second Amendment to Cupertino City Center Net Office Lease dated March 10, 2006 (the “Second Amendment”, and together with the Original Lease and the First Amendment, the “Lease”), pursuant to which Lessor leased to Lessee certain premises (as more particularly described in the Lease), consisting of approximately twenty-four thousand nine hundred sixty-two (24,962) rentable square feet and more commonly known as 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California (the “Premises”).  All initial capitalized terms used herein but not herein defined shall have the meaning ascribed to such terms in the Lease.

B.         Lessor and Lessee now desire to enter into this Third Amendment to memorialize the Base Rent in connection with Lessee’s exercise of its option to extend the Term of the Lease, and to otherwise amend the Lease on terms and conditions set forth in this Third Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.           INCORPORATION OF RECITALS.  The recitals expressed in A and B above are true and correct, incorporated herein and made a part of this Third Amendment by this reference.

2.           AMENDMENTS.  Commencing on the Effective Date, the Lease shall be amended as follows:

a.           Lessor and Lessee hereby acknowledge and agree that Lessee has exercised its option to extend the Term of the Lease pursuant to Section 2.f. of the First Amendment.  Therefore, the Term of the Lease, which was previously scheduled to expire on December 31, 2008, is hereby extended such that the Term shall expire on December 31, 2013 (the sixty (60) month period commencing on January 1, 2009 and expiring on December 31, 2013 shall be referred to herein as the “Extension Term”).

b.           Notwithstanding the provisions of Article 3.b. of the Original Lease and Section 2.f. of the First Amendment to the contrary, the Base Rent during the Extension Term shall be as follows:

	Base Rent Per Month	Base Rent
	Per SF of Rentable Area	Per Month
January 1, 2009 – December 31, 2009	$3.10	$ 77,382.20
January 1, 2010 – December 31, 2010	$3.19	$ 79,628.78
January 1, 2011 – December 31, 2011	$3.29	$ 82,124.98
January 1, 2012 – December 31, 2012	$3.39	$ 84,621.18
January 1, 2013 – December 31, 2013	$3.49	$ 87,117.38

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c.           Section 2.c. of the First Amendment, which previously converted the Lease from a “triple net” lease to a “full service” lease, is hereby deleted in its entirety, and the original five (5) paragraphs of Article 7.b. of the Original Lease are hereby reinstated in their entirety such that the Lease shall be converted back to a “triple net” lease.

d.           Article 1.l. shall be amended to provide that notices to Lessor shall be delivered to the following:

Lessor:	c/o Prometheus Real Estate Group, Inc.
1900 South Norfolk Street, Suite 150
San Mateo, CA 94403
Attn: Executive Vice President
Telephone No.: (650) 931-3400
Fax No.: (650) 931-3600

with a concurrent copy to:

c/o Prometheus Real Estate Group, Inc.
1900 South Norfolk Street, Suite 150
San Mateo, CA 94403
Attn: Chief Financial Officer
Telephone No.: (650) 931-3400
Fax No.: (650) 931-3600

and with a concurrent copy to the
Project Management Office at:

20400 Stevens Creek Boulevard, Suite 245
Cupertino, California 95014
Attn: Property Manager
Telephone No.: (408) 873-0121
Fax No.: (408) 873-0122

e.           Option to Extend.  Lessee shall have the option to further extend the Term of the Lease for one (1) period of sixty (60) months, commencing immediately following the expiration of the Extension Term, on the terms and conditions set forth in Article 3.b. of the Original Lease; provided, however, that (i) Lessee shall deliver the Option Notice no more than twelve (12) months but no less than nine (9) months before the expiration of the current Term (as extended by this Third Amendment), and (ii) notwithstanding the amount of the Base Rent payable at the expiration of the Extension Term, the Base Rent shall be adjusted as of the commencement of the new extension term to be an amount equal to one hundred percent (100%) of the then current “Fair Market Rental Value” (as defined and determined pursuant to the procedure set forth in Article 3.b. of the Original Lease) of the Premises at the time of the commencement of the new extension term.

f.           Tenant Improvement Allowance.  Lessor shall pay to Lessee an amount equal to Five Dollars ($5.00) per square foot of Rentable Area (the "Tenant Improvement Allowance"), to be applied to costs incurred by Lessee in constructing Lessee’s Alterations.  In no event shall more than One Dollars and 25/100 ($1.25) per square foot of Rentable Area of the Tenant Improvement Allowance be used toward the cost of phones, wiring, furniture, fixtures, equipment or other personal property.  The Tenant Improvement Allowance is personal to Lessee and may not be assigned to any assignee or subleseee (except in the event of a Permitted Transfer).  The Tenant Improvement Allowance shall be

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disbursed in a lump sum after delivery to Lessor of invoices and unconditional lien releases for the work to which Lessee seeks to apply the Tenant Improvement Allowance; provided, however, that such invoices and unconditional lien releases must be delivered to Lessor within twelve (12) months after the Effective Date.  In the event the Tenant Improvement Allowance is greater than the amounts stated on the invoices delivered to Lessor within the aforementioned time period, the excess shall be retained by Lessor.

g.           Article 13.g. of the Original Lease shall be deleted in its entirety and replaced with the following:

“Excess Consideration.  In the event of any Transfer (other than a Permitted Transfer), Lessor shall receive as additional rent hereunder, fifty percent (50%) of Lessee’s “Excess Consideration” derived from such Transfer.  As used herein, “Excess Consideration” shall mean all rent, additional rent, key money, bonus money and/or other consideration received by Lessee from a Transferee and/or paid by a Transferee on behalf of Lessee in connection with the Transfer in excess of the rent, additional rent and other sums payable by Lessee under this Lease (on a per square foot basis if less than all of the Premises is subject to such Transfer), excluding any consideration attributable to the sale or lease of Lessee’s furniture, fixtures, or equipment in the Premises, less the sum of Lessee’s reasonable out-of-pocket costs incurred for brokerage commissions, attorneys’ fees and any Alterations to the Premises or improvement allowances in connection with such Transfer, any lease takeover payment paid to or for the benefit of the Transferee, any reasonable costs of advertising the Premises (or applicable portion thereof) for sublease or assignment.  If part of the Excess Consideration shall be payable by the Transferee other than in cash, then Lessor’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Lessor.”

3.           BROKERS.  Lessor and Lessee each warrant to the other that it has had no dealing with any real estate broker or agent in connection with this Third Amendment except for Cornish & Carey Commercial representing Lessee (“Lessee’s Broker”), whose commission shall be paid by Lessor in accordance with the provisions of a separate written agreement between Lessor and Lessee’s Broker, and that Lessor and Lessee know of no other real estate broker who is entitled to or can claim a commission in connection with this Third Amendment.  Lessee agrees to indemnify, defend and hold Lessor harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) with respect to any alleged leasing commission or equivalent compensation alleged to be owing on account of Lessee’s dealings with any other real estate broker or agent.

4.           NON-DISCLOSURE.  Lessee acknowledges that the terms and conditions of this Third Amendment are confidential and proprietary in nature (“Confidential Information”), reflecting a business transaction between Lessor and Lessee.  Each party agrees that it shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information.  Lessee agrees not to disclose the Confidential Information to any third parties, including but not limited to, real estate brokers (except for Lessee’s Broker), existing tenants of the Project, prospective tenants of the Project, or any other person or entity without the prior written permission of Lessor.  Disclosure of the Confidential Information by Lessee to unauthorized parties will constitute a breach under the Lease.

5.           MISCELLANEOUS.

a.           This Third Amendment may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute one instrument.  The parties contemplate that they may be executing counterparts of this Third Amendment transmitted by facsimile and agree and

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intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

b.           Except as set forth in this Third Amendment, the Lease shall remain unchanged, in full force and effect. If there is any inconsistency between the terms of this Third Amendment and the terms of the Lease, the terms of this Third Amendment shall control.

IN WITNESS WHEREOF, Lessor and Lessee have entered into this Third Amendment as of the date first written above.
LESSOR:	LESSEE

CUPERTINO CITY CENTER BUILDINGS,	CHORDIANT SOFTWARE, INC.,
a California limited partnership	a Delaware corporation

By:	PROM XX, INC.,	By:	/s/ Peter Norman
a California corporation
its general partner	Print Name:	PETER NORMAN

By:	PROMETHEUS REAL ESTATE	Its	CHIEF FINANCIAL OFFER
GROUP, INC.,
a California corporation	Date:	July 10	, 2008
agent for owner

By:	/s/ Jaclyn B. Satier	By:	/s/ Jack Landers

Print Name:	JACLYN B. SATIER	Print Name:	JACK LANDERS

Its:	EXECUTIVE VICE PRESIDENT, PRINCIPAL	Its:	VICE PRESIDENT, HUMAN RESOURCES

Date	July 11	, 2008	Date	July 10	, 2008

By:	/s/ William R. Leira

Print Name:	William R. Leira

Its:	ASSISTANT SECRETARY

Date	July 11	, 2008

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